Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of July 21, 2020 (this “Amendment”), relating to that certain Credit Agreement, dated as of June 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No.1 Effective Date, the “Existing Credit Agreement”), among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen” or the “U.S. Borrower”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Existing Credit Agreement as amended hereby upon the Amendment No. 1 Effective Date is referred to as the “Amended Credit Agreement”. JPMorgan Chase Bank, N.A., Citibank, N.A., BNP Paribas, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Wells Fargo Bank, National Association shall as joint lead arranger and joinder bookrunners for this Amendment (in such capacities, the “Amendment Lead Arrangers”), Bank of America, N.A., Capital One, National Association, Canadian Imperial Bank of Commerce, Fifth Third Bank, National Association, Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and Industrial and Commercial Bank of China Ltd., New York Branch shall act as co-documentation agents for this Amendment (in such capacities, the “Amendment Co-Documentation Agents”) and JPMorgan Chase Bank, N.A., Citibank, N.A., BNP Paribas, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Wells Fargo Bank, National Association shall act as co-syndication agents for this Amendment (in such capacities, the “Amendment Co-Syndication Agents” and together with the Amendment Lead Arrangers and Amendment Co-Documentation Agents, the “Amendment Arrangers”).

PRELIMINARY STATEMENTS

(1)    WHEREAS, the Dutch Borrower desires to amend the Existing Credit Agreement (such term and other terms used in these Preliminary Statements and not otherwise defined having the meaning set forth in Section 1 below) to incur new Euro Term B-3 Loans (the “Incremental Euro Term B-3 Loans”) in an aggregate principal amount of €240,000,000 pursuant to Section 2.14 of the Existing Credit Agreement.

(2)    WHEREAS, upon the effectiveness of this Amendment, each Incremental Euro Term B-3 Lender (as defined below) signatory hereto consents to being a Euro Term B-3 Lender under the Amended Credit Agreement.

(3)    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Existing Credit Agreement, unless such term is only defined in the Amended Credit Agreement, in which case it shall have the meaning assigned to such term in the Amended Credit Agreement (unless otherwise indicated herein). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Amendment No. 1 Effective Date (as defined in Section 5 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. With effect from the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)    The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

““Amendment No. 1” means Amendment No. 1 dated as of July 21, 2020 among the Borrowers, the Administrative Agent and the Lenders and Guarantors party thereto.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

(b)    The definition of “Euro Term B-3 Loan” is hereby amended and restated in its entirety as follows:

““Euro Term B-3 Loan” means a Loan made (or deemed made) in Euros pursuant to Section 2.01(a)(ii) or Section 3 of Amendment No. 1. As of the Amendment No. 1 Effective Date there are €658,950,000 aggregate principal amount of Euro Term B-3 Loans outstanding.”

(c)    Section 2.07(b)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    On the 9th day of each January, April, July and October (from and after October 2020), an aggregate amount equal to 0.250626566416% of the aggregate amount of (x) all Euro Term B-3 Loans outstanding on the Closing Date plus (y) the aggregate amount of the Euro Term B-3 Loans funded on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and”

SECTION 3. Incremental Term Loans. Pursuant to Section 2.14 of the Existing Credit Agreement, the Dutch Borrower hereby requests €240,000,000 of Incremental Term Loans in the form of Incremental Euro Term B-3 Loans. Subject to the conditions set forth herein, each Lender signatory hereto who executes a counterpart as an “Incremental Euro Term B-3 Lender” agrees to make such Incremental Euro Term B-3 Loans on the Amendment No. 1 Effective Date in the amounts set forth on Schedule I hereto. The Incremental Euro Term B-3 Loans shall be an increase to the Euro Term B-3 Loans and will be deemed to be “Euro Term B-3 Loans” for all purposes under the Amended Credit Agreement. Each Incremental Euro Term B-3 Lender agrees that the initial Interest Period with respect to the Incremental Euro Term B-3 Loans shall end on the same date as the Euro Term B-3 Loans outstanding immediately prior to the Amendment No. 1 Effective Date. The Administrative Agent and the Incremental Euro Term B-3 Lenders also agree that any Committed Loan Notice under Section 2.02 of the Existing Credit Agreement related to any Eurocurrency Rate Loan referenced in this Section 3 to be made on the Amendment No. 1 Effective Date may be given on only one Business Days’ notice without regard to time of day.

SECTION 4. Representations. Each Loan Party, represents and warrants that (i) the representations and warranties set forth in Article V of the Existing Credit Agreement and each other Loan Document are true and correct on and as of the Amendment No. 1 Effective Date and (ii) no Default or Event of Default exists (x) on the Amendment No. 1 Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Amendment No. 1 Effective Date contemplated thereby and (y) on the Amendment No. 1 Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Amendment No. 1 Effective Date contemplated thereby.

SECTION 5.    Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date and time (the “Amendment No. 1 Effective Date”) when, and only when (and the Incremental Euro Term B-3 Lenders shall only be required to fund their respective Incremental Euro B-3 Loans when), each of the following conditions shall have been satisfied:

(a)    Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party and each Incremental Euro Term B-3 Lender, a counterpart of this Amendment signed by such party which may include Electronic Signatures subject to Section 10.24 of the Existing Credit Agreement.

(b)    Representations and No Default. The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of the Borrowers, confirming both before and after giving effect to the Incremental Euro Term B-3 Loans (x) the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and the other Loan Documents are true and correct on and as of the Amendment No. 1 Effective Date and (y) no Default or Event of Default has occurred and is continuing.

(c)    Opinions. The Administrative Agent shall have received a customary legal opinion of Wachtell, Lipton, Rosen & Katz, New York counsel to the Loan Parties Linklaters LLP, Dutch counsel to the Administrative Agent and Clifford Chance LLP, Dutch counsel to the Loan Parties, each dated as of the Amendment No. 1 Effective Date and reasonably satisfactory to the Administrative Agent.

(d)    Solvency Certificate. The Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (on a consolidated basis) on the Amendment No. 1 Effective Date after giving effect to this Amendment, from the Chief Financial Officer, Treasurer or other senior financial officer of Nielsen.

(e)    Certificates. The Administrative Agent shall have received (i) customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party and (ii) a certificate of the Borrower certifying that the requirements of Section 2.14(a) have been complied with; provided that, in lieu of delivering the organizational documents required by clause (e)(i) and incumbency certificates and/or other certificates required by clause (e)(i), the relevant Loan Parties may deliver a secretary’s certificate certifying (i) that there have been no amendments to those organizational documents previously delivered to the Administrative Agent on the Closing Date, and that(ii) incumbency certificates and/or other certificates previously delivered to the Administrative Agent on the Closing Date, remain in full force and effect.

(f)    Know Your Customer. The Administrative Agent and the Incremental Euro Term B-3 Lenders shall have received (x) all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Amendment No. 1 Effective Date and (y) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the

Amendment No. 1 Effective Date, and to the extent requested by a Lender in a written notice to such Borrowers at least ten (10) days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to such Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (f) shall be deemed to be satisfied).

(g)    Expenses. The Amendment Arrangers shall have received all fees and all reasonable and documented out-of-pocket expenses (including reasonable expenses of counsel) to the extent invoiced, in each case, due and payable by Nielsen on or prior to the Amendment No. 1 Effective Date.

(h)    Committed Loan Notice. Nielsen shall have delivered a Committed Loan Notice for the Incremental Euro Term B-3 Loans.

SECTION 6. Certain Consequences Of Effectiveness.

On and after the Amendment No. 1 Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment No. 1 Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document. Without limiting the foregoing, (i) each Loan Party hereby confirms in favor of the Secured Parties that on and as from the Amendment No. 1 Effective Date its liabilities and obligations under the Amended Credit Agreement form part of (but do not limit) the “Indebtedness,” “Secured Obligations,” “Secured Liabilities” and “Liabilities” (as the case may be) as defined in the Collateral Documents to which that Loan Party is a party (or any equivalent definition thereof), (ii) the Collateral Documents and each other Loan Document, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective prior guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, (iii) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (iv) each Guarantor hereby confirms and ratifies its obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under and as defined in the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

SECTION 7.    Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Governing Law.

(a)    Without prejudice to paragraph (b) below, this Amendment shall be governed by and construed in accordance with the law of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(b)    Where it relates to a Collateral Document governed by Luxembourg law, Section 6 of this Amendment shall be governed by and construed in accordance with Luxembourg law, and the courts of the City of Luxembourg shall have exclusive jurisdiction to settle any dispute.

SECTION 9. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to Section 10.24 of the Amended Credit Agreement, delivery of an Electronic Signature to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 11. Tax Fungibility. For U.S. federal income tax purposes, the parties shall treat all of the Euro Term B-3 Loans (including the Incremental Euro Term B-3 Loans) as a fungible tranche.

SECTION 12. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Documents or the other Loan Documents. This Amendment and the Amended

Credit Agreement shall not constitute a novation of the Existing Credit Agreement or any other Existing Loan Document. The obligations outstanding under or of the Existing Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NIELSEN FINANCE LLC, as U.S. Borrower

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Vice President & Treasurer

NIELSEN HOLDING AND FINANCE B.V., as Dutch Borrower

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

[Nielsen Finance LLC – Amendment No. 1]

A.C. NIELSEN (ARGENTINA) S.A.
A.C. NIELSEN COMPANY, LLC
ACN HOLDINGS INC.
ACNIELSEN CORPORATION
ACNIELSEN ERATINGS.COM
AFFINNOVA, INC.
ART HOLDING, L.L.C.
ATHENIAN LEASING CORPORATION
CZT/ACN TRADEMARKS, LLC
EXELATE, INC.
GRACENOTE, INC.
GRACENOTE DIGITAL VENTURES, LLC
GRACENOTE MEDIA SERVICES, LLC
NETRATINGS, LLC
NIELSEN AUDIO, INC.
NIELSEN CONSUMER INSIGHTS, INC.
NIELSEN CONSUMER NEUROSCIENCE, INC.
NIELSEN FINANCE CO.
NIELSEN INTERNATIONAL HOLDINGS, INC.

[Nielsen Finance LLC – Amendment No. 1]

NIELSEN MOBILE, LLC
NMR INVESTING I, INC.
TCG DIVESTITURE, INC.
TNC (US) HOLDINGS INC.
THE NIELSEN COMPANY (US), LLC
VIZU CORPORATION
VNU MARKETING INFORMATION, INC.

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Vice President & Treasurer

NIELSEN UK FINANCE I, LLC

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

[Nielsen Finance LLC – Amendment No. 1]

NMR LICENSING ASSOCIATES, L.P.

By:	NMR INVESTING I, INC.
its general partner

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Vice President & Treasurer

THE NIELSEN COMPANY B.V.
VNU INTERNATIONAL B.V.
RSMG INSIGHTS COOPERATIEF U.A.
TNC EUROPE B.V.

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

[Nielsen Finance LLC – Amendment No. 1]

SIGNED AND DELIVERED as a DEED

for and on behalf of THE NIELSEN COMPANY FINANCE (IRELAND)

DESIGNATED ACTIVITY COMPANY

by its lawfully appointed attorney William C. Bradley

in the presence of:	/s/ William C. Bradley
Attorney

Witness’ Signature

Witness’ Name

Witness’ Address

Witness’ Occupation

[Nielsen Finance LLC – Amendment No. 1]

SIGNED AND DELIVERED as a DEED

for and on behalf of NIELSEN FINANCE IRELAND LIMITED

by its lawfully appointed attorney William C. Bradley

in the presence of:	/s/ William C. Bradley
Attorney

Witness’ Signature

Witness’ Name

Witness’ Address

Witness’ Occupation

[Nielsen Finance LLC – Amendment No. 1]

SIGNED AND DELIVERED as a DEED

for and on behalf of NIELSEN FINANCE HOLDINGS IRELAND LIMITED by its lawfully appointed attorney William C. Bradley

in the presence of:	/s/ William C. Bradley
Attorney

Witness’ Signature

Witness’ Name

Witness’ Address

Witness’ Occupation

[Nielsen Finance LLC – Amendment No. 1]

NIELSEN LUXEMBOURG S.À R.L., a private limited liability company (Société à responsabilité limitée) incorporated in Luxembourg, having its registered office at 22 Rue Jean-Pierre Brasseur, L-1258 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 181.101, as Guarantor

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

NIELSEN HOLDINGS LUXEMBOURG S.À R.L., a private limited liability company (Société à responsabilité limitée) incorporated in Luxembourg, having its registered office at 22 Rue Jean-Pierre Brasseur, L-1258 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 218.244, as Guarantor

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

THE NIELSEN COMPANY (LUXEMBOURG) S.À R.L., a private limited liability company (Société à responsabilité limitée) incorporated in Luxembourg, having its registered office at 22 Rue Jean-Pierre Brasseur, L-1258 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 155.591, as Guarantor

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

[Nielsen Finance LLC – Amendment No. 1]

THE NIELSEN COMPANY (EUROPE) SÀRL

By:	/s/ William C. Bradley
Name:	William C. Bradley
Title:	Authorized Signatory

[Nielsen Finance LLC – Amendment No. 1]

Signed as a deed by	)
WILLIAM C. BRADLEY	)
as attorney for BRANDBANK
LIMITED as Guarantor	)
in the presence of:	)

/s/ William C. Bradley

WILLIAM C. BRADLEY as attorney for BRANDBANK LIMITED

Signature of witness

Name of witness

Address of witness

CITIBANK, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Caesar Wyszomirski
Name:	Caesar Wyszomirski
Title:	Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Incremental Euro Term B-3 Lender

By:	/s/ Ben Thompson
Name:	Ben Thompson
Title:	Managing Director

[Nielsen Finance LLC – Amendment No. 1]

SCHEDULE I

Incremental Euro Term B-3 Lender	Incremental Euro Term B-3 Loans
JPMORGAN CHASE BANK, N.A., LONDON BRANCH	€240,000,000